SEITEL, INC.

                            1995 WARRANT RELOAD PLAN


       The Board of Directors of Seitel, Inc. (the "Company") has adopted this 1995 Warrant Reload Plan (the "Plan"), effective as of January 1, 1995. The Plan applies only to the 61 warrantholders (the "Warrantholders") and the warrants to purchase common stock of the Company held by the Warrantholders as of the effective date hereof (the "Warrants"), which Warrantholders and Warrants are listed on Exhibit A hereto.

       1. The Company shall, on exercise of any Warrant by a Warrantholder according to the terms thereof at any time prior to expiration thereof, grant replacement warrants ("Replacement Warrants") to the exercising Warrantholder. Such Replacement Warrants shall be granted effective on the later of (i) the exercise of the applicable Warrant or (ii) either confirmation from the New York Stock Exchange that stockholder approval of this Plan is not required, or, in the event that the Exchange advises the Company that stockholder approval is required, upon such approval by the stockholders of the Company.

       2. Warrantholders who are not a director or employee of the Company or a majority-owned subsidiary as of the date of exercise of a Warrant shall not be entitled to be granted Replacement Warrants under this Plan with respect to such exercise. Warrantholders will not be entitled to any grant of Replacement Warrants under this Plan upon exercise of Replacement Warrants.

       3. The Replacement Warrants shall expire on the same date that the exercised Warrant would have expired, and shall entitle the Warrantholder to purchase the same number of shares of Company common stock as the Warrantholder purchased upon exercise of such Warrant. The Replacement Warrants shall have an exercise price equal to either (i) the closing price of Company common stock as reported on the New York Stock Exchange on the effective date of grant of the Replacement Warrant, or (ii) at the request of the Warrantholder, such greater exercise price as may be required to avoid the imposition of short-swing profits liability under Section 16 of the Securities Exchange Act of 1934, and the regulations thereunder.

       4. No Replacement Warrant shall be exercisable until the Company has received notice from the New York Stock Exchange that the shares issuable upon exercise of the Replacement Warrants have been approved for listing on the Exchange subject to issuance. The Company may place other restrictions on the exercisability of the Replacement Warrants as may be required to comply with applicable laws, including but not limited to restrictions limiting or prohibiting exercise prior to registration pursuant to applicable securities laws of the shares issuable upon exercise.

       5. The Replacement Warrants shall not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of in any manner by any Warrantholder except by will or by the laws of descent and distribution, and shall not be assignable by operation of law or subject to execution, attachment or similar process.

       6. Except as set forth in this Plan, the Replacement Warrants will contain substantially the same terms and conditions as the Warrants.

       7. The Board of Directors reserves the right to terminate this Plan at any time upon notice to the Warrantholders, and no Warrantholder shall have any rights or claims against the Company upon such termination, it being the intention of this Plan that the right to any grant of Replacement Warrants shall not vest in any Warrantholder until exercise of a Warrant, and shall then vest only as to the grant of a Replacement Warrant with respect to such exercise of such Warrant.

                                                                       Exhibit A


                   SEITEL, INC.

             1995 Warrant Reload Plan
          Listing of Warrant Holders and
            Warrants Outstanding as of
                  January 1, 1995


                                       Warrants
Employee                              Outstanding

Brian Adsit                                   4,569
Linda Diane Allison                             418
Debra Bartholowmew                               85
Richard Boespflug                               302
James Bowers                                    270
Peter Bryant                                    340
William Burke                                 1,443
Horace Calvert                              345,399
Margaret Carpenter                              532
Robert Choate                                 2,585
John Cox                                        405
Walter Craig                                 30,652
Angela Cunningham                               133
Twana Dryer                                     559
Karen Duxbury                                 8,882
Otis Elmore                                     510
Juan Falcon                                     253
Allan Filipov                                 2,419
Paul Frame                                  345,399
Arthur Freeman                                4,513
Jay Green                                    24,271
James Harley                                  6,461
Cheryl Heath                                    944
Mary Hopping                                     99
Wanda Jones                                     281
Tammy Holbrook                                  455
Marcia Kendrick                                 952
Philip Koine                                    460
David Lawi                                  202,863
David Scott Lemke                               537
Doreen Lorenzo                                4,846
Jesse Marion                                 10,577
Allana Ruby                                  20,963
Kathy McCarty                                   523
James McGinnis                                1,752
Joe Morgan                                   26,324
Juan Nieto                                       26
Thomas Norton                                   375
Michael Oline                                   457

                                                                       Exhibit A






                   SEITEL, INC.


             1995 Warrant Reload Plan
          Listing of Warrant Holders and
            Warrants Outstanding as of
                  January 1, 1995



                                       Warrants
Employee                              Outstanding

Charles Patterson                             1,418
Herbert Pearlman                            245,291
Cathryn Penn                                    196
Charles Puckett                                 352
Paul Richard                                  4,908
Jay Rives                                   123,463
Steven Sahinen                                2,583
Charles Scalf                                   155
Rick Schmid                                   2,623
Lori Segeth                                   2,458
Jay Silverman                                 3,282
Robert Simon                                 34,229
Samuel Sloan                                    625
Christopher Talbot                            6,080
Kyle Tillman                                  3,794
Karen Underwood                                 791
Debra Valice                                 78,666
Richard Veazy                                   349
Ysidro Villarreal                               834
David Wegner                                 80,627
James Cortis Wilson                              69
Phillip Worsham                                 495

                                          1,646,122